ASSIGNMENT OF COPYRIGHT

This Assignment is made and entered into as of the date last written by and between LoyCorp., L.L.C., a Missouri limited liability company (“Assignor”), and Solar Night Industries, Inc., a Delaware corporation (“Assignee”).

NOW THEREFORE in consideration of the foregoing, and other consideration the sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. Assignment. Assignor does hereby transfer, assign, sell, convey, set over, and deliver to Assignee all of Assignor’s rights in and to the “Solar Night Flowers” which may be subject to copyright protection (the “Transferred Interest”). The Transferred Interest consists of all rights, claims, and other interests of Assignor in and to the Transferred Interest of any type whatsoever.

2. Assignor’s Covenants. Assignor hereby certifies covenants and warrants that: (i) Assignor is the lawful owner of all the Transferred Interest; (ii) that the Transferred Interest is free and clear of any and all liens and encumbrances, except those otherwise assumed or taken subject to by Assignee; and (iii) that Assignor has good right, title, and authority to sell, assign, transfer, set over, and deliver the Transferred Interest. Assignor further covenants and agrees to warrant and defend the same against lawful claims and demands of all persons whom so ever, save and except persons claiming under obligations and/or encumbrances which are assumed or taken subject to by Assignee.

3. Further Assurances. Assignor hereby covenants and agrees to execute and deliver to Assignee any and all other documents the instruments of title and conveyance which may be necessary or appropriate to effect good and sufficient title transfer of title to Assignee of the Transferred Interest.

4. Miscellaneous. This instrument and the covenant set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, and any entity to which any party hereto may be incorporated, liquidated, merged, or consolidated.

IN WITNESS WHEREOF the parties hereto have entered into this agreement as of November 11, 2005.

LOYCORP, L.L.C.	SOLAR NIGHT INDUSTRIES, INC.
_____________________________________________	_____________________________________________
Jason Loyet, President	Jason Loyet, President